UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 21, 2006

Greer Bancshares Incorporated

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

000-33021	57-1126200
(Commission File Number)	(IRS Employer Identification No.)

1111 W. Poinsett Street, Greer, South Carolina	29650
(Address of principal executive offices)	(Zip Code)

(864) 877-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Compensatory Arrangements of Certain Officers.

On December 21, 2006, the Board of Directors of the registrant and the Board of Directors of its principal subsidiary, Greer State Bank (the “Bank”), approved two amendments to the Bank’s Deferred Compensation Plan for Directors (the “Directors’ Plan”). All directors of the Bank may participate in the Directors’ Plan, including two executive officers who are also directors.

Summary of the Directors’ Plan Prior to Current Amendments

On October 19, 1995, the Board of Directors of Greer State Bank (“Board”) established the Directors’ Plan to allow Board members to defer receipt of some or all of the fees payable for their service as directors (“Fees”). Each year a Board member may voluntarily elect to defer some or all of his Fees. Once a Director elects to make a deferral (a “Participant”), the Board will establish an unfunded deferred compensation account (“Account”) for that Participant. The Account serves only to measure the amounts deferred and any earnings thereon; it is unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. Prior to the Third Amendment discussed below, the Accounts had an annual rate of return equal to the percentage of the return on average equity for the Bank’s fiscal year, provided that such rate of return could not be less than 7% nor greater than 12% in any year. A deferral election remains in effect for succeeding years unless the Participant amends or terminates his election. Payment of each Participant’s Account would have begun at the earliest to occur of the following events: (i) the Participant reaching age 65; (ii) the Participant’s death; (iii) the Participant being terminated from the Board; or (iv) the Participant being designated as a Director Emeritus of the Board.

Second Amendment and Complete Restatement of the Directors’ Plan

The Second Amendment and Complete Restatement (“Second Amendment”) was enacted to ensure that the Directors’ Plan will comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and recently promulgated Proposed Regulations thereunder. The Second Amendment, which has an effective date of January 1, 2005, made the following changes:

•	Eliminated a designation as “Director Emeritus” as a possible commencement event for payment of a Participant’s Account.

•	Changed the definition of “termination” to ensure that termination as a director qualifies as a separation of service for the purposes of Section 409A.

•	Prior to the Second Amendment, the Directors’ Plan allowed for discretionary payments by the Board from a Participant’s Account in case of “hardship.” “Hardship” is not a permissible Section 409A distribution event, but in certain cases Section 409A does allow distributions for “unforeseeable emergencies.” The Second Amendment revised the hardship provisions to comply with the rules governing distributions in case of unforeseeable emergencies.

•	Revised the provision authorizing amendment and termination of the Directors’ Plan to ensure that no amendment or termination would violate the anti-acceleration or subsequent election rules of Section 409A.

•	Added a provision requiring a six-month delay in distributions if a Participant is a “specified employee,” as defined in Section 409A and the regulations thereunder, at the time of his termination of service.

•	Added a provision allowing for payment from a Participant’s Account to cover any tax liability attributable to the inclusion of any portion of the Account in the Participant’s income due to a failure of the Directors’ Plan to comply with the provisions of Section 409A.

•	Made minor revisions to the claims procedure section, added a provision prohibiting distributions if the Participant is subject to a final removal or prohibition order issued pursuant to Section 8(e) of the Federal Deposit Insurance Act, and included a statement requiring that the Directors’ Plan be administered so as to comply with Section 409A.

Third Amendment

The Third Amendment, effective as of January 1, 2007 (“Third Amendment”), revised the Directors’ Plan to create a two-tiered deferred compensation system by categorizing all deferrals as either Tier 1 or Tier 2 deferrals.

Tier 1 deferrals: All Fees deferred prior to January 1, 2007 will be considered Tier 1 deferrals. For every succeeding year, the first $9,000.00 of annual Fees deferred by a Participant who has at least three (3) years of service on the Board (including service prior to January 1, 2007) will be considered Tier 1 deferrals. Any Participant in the Directors’ Plan as of December 31, 2006 will be eligible to make Tier 1 deferrals regardless of his length of service as a director. The amounts in the Accounts comprised of Tier 1 deferrals will have an annual rate of return equal to 80% of the return on average equity for Greer Bancshares Incorporated for the previous year, provided that such rate of return shall not be less than 5% nor greater than 10% in any year.

Tier 2 deferrals: All Fees deferred by a Participant that do not qualify as Tier 1 deferrals will be considered Tier 2 deferrals. The amounts in the Accounts comprised of Tier 2 deferrals will have an annual rate of return equal to a floating rate equal to the Prime Rate as reported in the Wall Street Journal minus 3 percentage points.

The Third Amendment also changed the Directors’ Plan to provide that after reaching age 65, a director may no longer defer receipt of Fees, although all Fees previously deferred will continue to have the rates of return as provided above.

Compensation of Participants who are also Executive Officers

By its terms, the Directors’ Plan applies to the members of the Bank’s Board. One Board member, R. Dennis Hennett, is Chief Executive Officer of the registrant and the Bank. Another Board member, Kenneth M. Harper, is President of the registrant and the Bank. As of January 1, 2004, Mr. Hennett had a beginning balance in his Account of $24,465.83, and in 2004, 2005 and as of December 27, 2006, had deferred $15,600.00, $15,600.00, and $15,600.00, respectively. His earnings for 2004, 2005 and as of December 27, 2006 were $3,893.19, $6,223.05 and $8,850.92, respectively, based on a rate of return for those years of 12%. Mr. Hennett’s ending balance, as of December 27, 2006, was $83,782.07. Mr. Harper deferred $18,000.00 during 2006 and his earnings as of December 27, 2006 were $1,065.21, based on a rate of return of 12%. Mr. Harper’s ending balance, as of December 27, 2006, was $18,000.00.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREER BANCSHARES INCORPORATED

By:	/s/ J. Richard Medlock, Jr.
Name:	J. Richard Medlock, Jr.
Title:	Chief Executive Officer

Dated: December 28, 2006